                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of January 31, 1998, by and among BMC Software, Inc., a Delaware corporation ("BMC"), Ranger Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of BMC ("Merger Sub"), and BGS Systems, Inc., a Massachusetts corporation ("BGS").


                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors of BMC and BGS deem it desirable and in the best interests of their respective corporations and their respective stockholders that Merger Sub be merged with and into BGS, pursuant to the provisions of Section 78 of the Massachusetts Business Corporation Law ("MBCL"), in exchange for the consideration provided for in the Plan and Agreement of Merger attached hereto as Exhibit A ("Plan of Merger"), and have proposed, declared advisable, and approved such merger pursuant to this Agreement and the Plan of Merger, which have been duly approved by resolutions of the respective boards of directors of BMC and BGS; and

         WHEREAS, for federal income tax purposes, it is intended that the merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of common stock, par value $.10 per share ("BGS Common Stock"), of BGS into shares of common stock, par value $.01 per share ("BMC Common Stock"), of BMC, and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:


                                    ARTICLE I

                                     MERGER

         1.1. The Merger. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Plan of Merger between Merger Sub and BGS, at the Effective Time (as hereinafter defined) Merger Sub shall be merged with and into BGS (the "Merger"), the separate existence of Merger Sub shall cease, and BGS (i) shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") under the corporate name "BGS Systems, Inc.", (ii) shall be governed by the laws of The Commonwealth of Massachusetts, (iii) shall maintain a registered office in The Commonwealth of Massachusetts at 2 Oliver Street, Boston, Massachusetts 02109, and shall (iv) succeed to and assume all of the rights, properties and obligations of Merger Sub and BGS in accordance with the MBCL.

Subject to the terms and conditions of this Agreement and the Plan of Merger, BMC agrees, at or prior to the Closing, to cause Merger Sub to execute and deliver the Plan of Merger in form and substance substantially similar to the form attached hereto as Exhibit A. Subject to the terms and conditions of this Agreement and the Plan of Merger, BGS agrees, at or prior to the Closing, to execute and deliver the Plan of Merger in form and substance substantially similar to the form attached hereto as Exhibit A.

         1.2. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, as soon as reasonably practicable after the satisfaction or waiver of the conditions set forth in
Article V or at such other time and place and on such other date as BMC and BGS shall agree; provided, that the conditions set forth in Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

         1.3. Effective Time. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the State Secretary of The Commonwealth of Massachusetts, articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the MBCL (the time of filing the agreement of merger with the State Secretary of The Commonwealth of Massachusetts being the "Effective Time").

         1.4. Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions could reasonably be expected to materially adversely affect the business, results of operations, financial condition or prospects of BMC or BGS, in each case including its respective subsidiaries together with it taken as a whole, as the case may be. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change: (i) a change in the trading prices of either of BMC's or BGS's equity securities between the date hereof and the Effective Time, in and of itself; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either BMC or BGS operate or arising from changes in general business or economic conditions; (iii) effects, changes, events, circumstances or conditions directly attributable to (a) out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (b) the payment by BMC or BGS of all amounts due to any officers or employees of BGS under employment contracts, non- competition agreements, employee benefit plans or severance arrangements; (iv) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as BMC and BGS; (v) any effect resulting from compliance by BMC or BGS with the terms of this Agreement; and (vi) the loss of any single employee.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                     OF BGS

         BGS represents and warrants subject to the exceptions specifically described in writing in the disclosure schedule delivered by BGS to BMC and dated the date hereof (the "BGS Disclosure Schedule") as follows:

         2.1. Organization and Standing. BGS is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on BGS.

         2.2. Agreement Authorized and its Effect on Other Obligations. Upon approval of this Agreement by the stockholders of BGS, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of BGS, and this Agreement will be a valid and binding obligation of BGS enforceable against BGS (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Time, the consummation of the Merger will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, (i) the articles of organization or bylaws of BGS or (ii) any obligations, indenture, mortgage, deed of trust, lease, contract or other agreement to which BGS or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on BGS. For purposes of Chapter 110F of the MBCL, the Board of Directors of BGS has approved the stockholder agreement attached hereto as Exhibit B (the "Stockholder Agreement"), the execution and delivery of the Stockholder Agreement by the stockholders named therein and the transactions contemplated thereby. Section 2.2 of the BGS Disclosure Schedule lists all holders of any material indebtedness of BGS, the lessors of any material property leased by BGS and the other parties to any material agreements to which BGS is a party in each case whose consent to the Merger is required.

         2.3. Capitalization. The authorized capitalization of BGS consists of 10,000,000 shares of common stock, par value $.10 per share (the "BGS Common Stock"), of which at December 31, 1997, 6,429,698 shares were issued and outstanding, and an additional 1,146,379 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, 103,501 shares of BGS Common Stock were held in BGS's treasury. All of such outstanding shares are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any stockholder. Other than as set forth above with respect to employee benefit plans, BGS has no outstanding options, warrants or obligations of any kind to issue any shares of its capital stock.

         2.4. Subsidiaries. Section 2.4 of the BGS Disclosure Schedule lists the subsidiary corporations of BGS existing at December 31, 1997, and shows as to each of such subsidiary corporations the percentage of the total outstanding stock thereof which is owned by BGS. Except as specified in Section 2.4 of the BGS Disclosure Schedule, all outstanding shares of stock of the subsidiary corporations owned by BGS are validly issued, fully paid, and nonassessable, and BGS has good and valid title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"). Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Time will be, duly qualified or licensed to do business and is, or on the Effective Time will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on BGS. As hereinafter used in this Article II, the term "BGS" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary; provided, however, that for purposes of Sections 2.7.1 and 2.20, the term "BGS" further includes any corporation, trade, business or entity under common control with BGS within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

         2.5. Reports and Financial Statements. BGS has previously furnished to BMC true and complete copies of (a) all annual reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1995,
(b) BGS's quarterly and other reports filed with the Commission since January 1, 1995, (c) all definitive proxy solicitation materials filed with the Commission since January 1, 1995, and (d) any registration statements declared effective by the Commission since January 1, 1995. The consolidated financial statements of BGS and its subsidiaries included in BGS's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by BGS under the Exchange Act subsequent thereto (collectively, the "BGS Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will present, the consolidated financial position for BGS and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material); and the BGS Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under whey they were made, not misleading. Since January 1, 1995, BGS has filed with the Commission all reports required to be filed by BGS under the Exchange Act and the rules and regulations of the Commission.

         2.6. Liabilities. BGS does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which could reasonably be expected to have a Material Adverse Effect on BGS, other than those (i) disclosed in the BGS Reports or (ii) set forth in Section 2.6 of the BGS Disclosure Schedule.

         2.7. Additional BGS Information. Set forth in Section 2.7 of the BGS Disclosure Schedule are true, complete and correct lists of the following items (which will be periodically updated by BGS and delivered to BMC through the Effective Time), and BGS agrees that upon the request of BMC, it will furnish to BMC true, complete and correct copies of any documents referred to in such lists:

                2.7.1. Employee Compensation Plans. All bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, severance pay, supplemental income, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements covering active, former or retired employees of BGS (collectively, "BGS Plans"), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters that have been received with respect to such plans;

                2.7.2. Certain Salaries. The names and salary rates of all present officers and employees of BGS whose current regular annual salary rate is $100,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended January 31, 1997, or since that date, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

                2.7.3. Employee Agreements. Any collective bargaining agreements of BGS with any labor union or other representative of employees, including amendments, supplements, and understandings, and all employment and consulting agreements of BGS;

                2.7.4. Guaranties. All third party indebtedness, liabilities and commitments of others as to which BGS is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

                2.7.5. Environmental. All environmental orders and decrees material to current operations conducted by BGS and all environmental audits, assessments, investigations and reviews conducted within the last five years on any property owned or used by BGS.

         2.8. No Undisclosed Contracts or Defaults. Except as may be specified in the BGS Reports or Section 2.8 of the BGS Disclosure Schedule, BGS, in its reasonable belief, is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Time, nor is BGS in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement.

         2.9. Absence of Certain Changes and Events. Except as set forth in the BGS Reports or in Section 2.9 of the BGS Disclosure Schedule, other than as a result of the transactions contemplated by this Agreement, since October 31, 1997, there has not been:

                2.9.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of BGS which could reasonably be expected to have a Material Adverse Effect on BGS;

                2.9.2. Property Damage. Any damage, destruction, or loss to the business or properties of BGS (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on BGS;

                2.9.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the BGS Common Stock, or any direct or indirect redemption, purchase or any other acquisition by BGS of any such stock;

                2.9.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of BGS's authorized or outstanding capital stock as described in Paragraph 2.3 (other than the issuance of BGS Common Stock upon the exercise of outstanding options to purchase BGS Common Stock);

                2.9.5. Labor Disputes. Any labor dispute (other than routine grievances);

                2.9.6. Employment Arrangements. Any increase in compensation, bonus, deferred compensation, stock options or other consideration of any employee or director other than in the ordinary course of business consistent with past practice; or

                2.9.7. Other Material Changes. Any other event or condition known to BGS particularly pertaining to and adversely affecting the operations, assets or business of BGS which could reasonably be expected to have a Material Adverse Effect on BGS.

         2.10.  Taxes.

                2.10.1. Tax Returns Filed; Taxes Paid. Except as set forth in
         Section 2.10 of the BGS Disclosure Schedule, and except with respect to failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on BGS, (i) all returns and reports ("Tax Returns") of or with respect to any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and
         (z) interest, penalties and additions to tax imposed with respect thereto ("Tax" or "Taxes") which are required to be filed on or before the Closing by or with respect to BGS have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to BGS have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                2.10.2. Open Returns Disclosed. All Tax Returns of or with respect to BGS with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in Section 2.10 of the BGS Disclosure Schedule.

                2.10.3. Extensions Disclosed. Except as set forth in Section
         2.10 of the BGS Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to BGS or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to BGS.

                2.10.4. Claims Disclosed. There is no claim against BGS for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to BGS other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 2.10 of the BGS Disclosure Schedule or which could not reasonably be expected to have a Material Adverse Effect on BGS.

                2.10.5. Scheduled Tax Liabilities Sufficient. The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 2.5. of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to BGS up to and through the periods covered thereby.

                2.10.6. Tax Allocation Agreements. BGS has previously delivered to BMC true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting BGS.

                2.10.7. No Tax Liens. Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of BGS.

                2.10.8. Change of Accounting Method. BGS will not be required to include any amount in income for any taxable period beginning after December 31, 1996 as a result of a change in accounting method for any taxable period or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                2.10.9. Partnerships; Foreign Corporations. Except as set forth in Section 2.10 of the BGS Disclosure Schedule, none of the property of BGS is held in an arrangement for which partnership Tax Returns are being filed, and BGS does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of BGS.

                2.10.10. Safe Harbor Leases; Tax-Exempt Use Property. Except as set forth in Section 2.10 of the BGS Disclosure Schedule, none of the property of BGS is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of
         1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax- exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

                2.10.11. Section 341(f) Election. BGS has not made an election under section 341(f) of the Code.

                2.10.12. Actions Preventing Treatment as a Reorganization. Neither BGS nor, to the knowledge of BGS, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
         Section 368(a) of the Code.

         2.11.  Intellectual Property.

                2.11.1. Ownership. Section 2.11 of the BGS Disclosure Schedule accurately identifies all software programs currently being marketed by BGS and all software products or programs under development by BGS but not currently marketed, which are or could reasonably be expected to be material to the business of BGS (collectively, the "Software Programs"). BGS owns full and unencumbered right and good and valid title to the Software Programs listed in Section 2.11 of the BGS Disclosure Schedule, all material patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other material intellectual property rights, trade secrets and other confidential or proprietary information, processes and formulae used in its businesses or otherwise necessary for the conduct of its businesses (the "Intellectual Property"), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Section 2.11 of the BGS Disclosure Schedule contains a complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents used in, or otherwise necessary for the conduct of, the business of BGS as heretofore conducted.

                2.11.2. Notices. Section 2.11 of the BGS Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. To the knowledge of BGS, in no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                2.11.3. Protection. BGS has in force the trade secret protection program set forth in Section 2.11 of the BGS Disclosure Schedule. To the knowledge of BGS, there has been no violation of such program by any person or entity. The source code and related technical system documentation for the Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by BGS only to employees and contractors who have had a "need to know" the contents thereof in connection with the performance of their duties to BGS and who have executed written agreements requiring the recipient to keep the information in strict confidence.

                2.11.4. Personnel. All personnel who now, or during the past five years have been employees, agents, consultants and contractors of BGS, who have contributed to or participated in the conception and development of the Software Programs, technical documentations, or Intellectual Property on behalf of BGS have executed nondisclosure agreements in form provided by BGS to BMC and either (1) have been a party to a "work- for-hire" arrangement or agreements with BGS in accordance with applicable national and state law that has accorded BGS full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor or BGS as assignee that have conveyed to BGS, effective, and exclusive ownership of all tangible and intangible property thereby arising.

                2.11.5. Third-Party Software. Section 2.11 of the BGS Disclosure Schedule contains a complete list of material software libraries, compilers and other third-party software used in the development of the Software Programs. Section 2.11 of the BGS Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by BGS. To BGS's knowledge, all use of each of such Software Program by BGS has been in full compliance with the respective license agreement or other right of use listed in Section 2.11 of the BGS Disclosure Schedule.

                2.11.6. Software Performance. To the knowledge of BGS, the Software Programs will perform in accordance with the warranties set forth in the standard end- user agreements listed in Section 2.13 of the BGS Disclosure Schedule.

                2.11.7. No Infringement. The Software Programs do not infringe and will not infringe any copyright or trade secret of any person or entity, and, to the knowledge of BGS, no part of the Software Programs nor the use thereof for their intended purposes infringes or will infringe any valid and subsisting patent or other exclusionary right of any third party. No claims have been asserted against BGS by any person or entity as to the use of any of the Intellectual Property.

                2.11.8. Integrity. Except with respect to demonstration or trial copies, to the knowledge of BGS, no portion of the Software Products contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

                2.11.9. Contract Performance. BGS has observed all material provisions of, and performed all of their material obligations under, the Licenses, including, but not limited to, the performance of its product maintenance obligations. BGS has not taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any material source code, trade secret or other Intellectual Property relating to the Software Programs to be released from an escrow or otherwise made available to any person or entity other than those persons described in Section 2.11.3, dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse affect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

                2.11.10. Year 2000. The Software Programs (i) have been designed to ensure year 2000 compatibility, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values;
         (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D.; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         2.12. Adequacy of Technical Documentation. The technical documentation of the Software Programs (the "Technical Documentation") includes the source code (with comments) for all Software Programs, as well as any pertinent comments by or explanation that may be necessary to render such materials understandable and usable. The Technical Documentation also includes any programs (including compilers), "workbenches," tools and higher level (or "proprietary") languages necessary for the development, maintenance and implementation of the Software Programs.

         2.13.  Software Contracts.

                2.13.1. End-User Agreements. Section 2.13.1 of the BGS Disclosure Schedule sets forth a complete list of all material licenses and sublicenses of the Software Programs and of all customer trial agreements for the Software Programs granted by BGS to other parties (the "Licenses"). All contracts identified in Section 2.13.1 of the BGS Disclosure Schedule constitute only end-user agreements, each of which grants the end user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at the sites specified in each agreement. Section 2.13.1 of the BGS Disclosure Schedule accurately identifies each customer which generated 10% or more of BGS's revenues during the preceding four fiscal quarters.

                2.13.2. Marketing Agreements. Section 2.13.2 of the BGS Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, remarketing, distribution, licensing or promotion of (i) the Software Programs or any other Technical Documentation or the Intellectual Property by any independent salesperson, distributor, sublicensor or other remarketer or sales organization or (ii) any third party's software products by BGS (the "Marketing Agreements"). Section 2.13.2 of the BGS Disclosure Schedule accurately identifies each marketing arrangement which generated 10% or more of BGS's revenues during the preceding four fiscal quarters.

                2.13.3. No Assignment. Other than the Licenses and the Marketing Agreements, BGS has not granted, transferred or assigned any right or interest in the Software Programs, the Technical Documentation or the Intellectual Property to any person or entity.

         2.14. Third-Party Components in Software Programs. Except as set forth in Section 2.14 of the BGS Disclosure Schedule, the Software Programs and Technical Documentation contain no programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. Except as set forth in Section 2.14 of the BGS Disclosure Schedule, the Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by BGS.

         2.15. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, BGS has good and valid title to all its properties, interests in properties and assets, real and personal, reflected in the most recent balance sheet of BGS included in the BGS Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of BGS included in the BGS Reports, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which BGS leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by BGS and in respect to which BGS has not taken adequate steps to prevent a default from occurring. The buildings and premises of BGS that are used in its business are in good and sufficient operating condition and repair for the continued conduct of BGS's business on a basis consistent with past practice, subject to ordinary wear and tear. All major items of equipment of BGS are in good and sufficient operating condition and in a state of reasonable maintenance and repair for the continued conduct of BGS's business on a basis consistent with past practice, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

         2.16. Litigation. Except to the extent set forth in the BGS Reports or in Section 2.16 of the BGS Disclosure Schedule, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which BGS is a party or, to the knowledge of BGS, might become a party or which particularly affects BGS, which would involve a liability in excess of $100,000, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of BGS, pending or, to the knowledge of BGS, threatened,

         2.17. Environmental Compliance. Except as set forth in Section 2.17 of the BGS Disclosure Schedule;

                2.17.1. Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any real property owned by BGS as a result of the actions of BGS or, to its knowledge, of any third party or otherwise, that could reasonably be expected to have a Material Adverse Effect on BGS.

                2.17.2. Permits, etc. BGS has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in material compliance thereunder.

                2.17.3. Compliance. BGS's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
         (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (49 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on BGS.

                2.17.4 Environmental Claims. No notice has been served on BGS from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on BGS.

                2.17.5. Renewals. BGS does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of BGS's assets for their current purposes and uses.

         2.18. Compliance with Other Laws. Except as set forth in the BGS Reports or in Section 2.18 of the BGS Disclosure Schedule, BGS is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on BGS.

         2.19. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by BGS and its counsel directly with BMC and its counsel, without the intervention of any other person as the result of any act of BGS, and so far as is known to BGS, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, other than financial advisory fees to be paid (i) by BMC to Goldman, Sachs & Co. ("GS") in connection with the transaction and (ii) by BGS to Broadview Associates L.L.C. ("Broadview") in connection with the transaction under financial arrangements disclosed to BMC.

         2.20. Compliance with ERISA. BGS has made available to BMC a copy of each BGS Plan, any related summary plan description, trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, and: (i) each BGS Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each BGS Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and, to the knowledge of BGS, nothing has occurred since the date of the last qualification, registration or approval to materially and adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the BGS Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any BGS Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of BGS, nothing has occurred to cause the loss of such qualified status; (v) no BGS Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or, to the knowledge of BGS, anticipated material claims against or otherwise involving any of the BGS Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of BGS Plan activities) has been brought against or with respect to any BGS Plan; (vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the BGS Plans have been made or provided for; (viii) BGS has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single- employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by BGS; (ix) BGS has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (x) BGS has substantially performed all obligations, whether arising by law or by contract, required to be performed by it in connection with the BGS Plans; (xi) to the knowledge of BGS, no act, omission or transaction has occurred which would result in imposition on BGS of
(a) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, (b) breach of fiduciary duty liability damages under Section 409 of ERISA or (c) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;
(xii) in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the BGS Plans or otherwise by BGS which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code; and (xiii) BGS has no obligations for retiree health and life benefits under any BGS Plan, except as set forth on Section 2.20 of the BGS Disclosure Schedule, and there are no restrictions on the rights of BGS to amend or terminate any such BGS Plan without incurring any liability thereunder.

         2.21. Investigations; Litigation. Except as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to BGS or any of the transactions contemplated by this Agreement is pending or, to BGS's knowledge, threatened, nor has any governmental entity indicated to BGS an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to BGS's knowledge, threatened against or affecting BGS at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on BGS.

         2.22. Product Warranty. There are no existing liabilities or, to the knowledge of BGS, potential liabilities, arising from claims regarding the performance or design of the products and services sold by BGS either in the past or at present for which adequate reserves have not been established on the most recent balance sheet in the BGS Reports that in the aggregate could reasonably be expected to have a Material Adverse Effect on BGS.

         2.23. Information for Proxy Statement. All information and data (including financial statements) concerning BGS which is or will be included in the registration statement and proxy statement (collectively, the "Proxy Statement") issued in connection with the transactions contemplated by this Agreement will be furnished by BGS for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         2.24. Investment Company. BGS is not an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         2.25. Pooling. Neither BGS, nor to the knowledge of BGS, any of its affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a "pooling of interests" in accordance with generally accepted accounting principles and the Regulations of the Securities and Exchange Commission (a "Pooling Transaction").

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF BMC AND MERGER SUB

         BMC and Merger Sub represent and warrant subject to the exceptions specifically described in writing in the disclosure schedule delivered by BMC to BGS and dated the date hereof (the "BMC Disclosure Schedule") as follows:

         3.1. Organization and Standing. Each of BMC and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on BMC. As hereinafter used in this Article III, the term "BMC" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary; provided, however, that for purposes of Section 3.9, the term "BMC" further includes any corporation, trade, business or entity under common control with BMC within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

         3.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BMC and Merger Sub, and this Agreement is a valid and binding obligation of BMC and Merger Sub enforceable against BMC and Merger Sub (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Time and except as specified in Section 3.2 of the BMC Disclosure Schedule, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of BMC, (ii) the articles of organization or bylaws of Merger Sub or (iii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which BMC or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on BMC.

         3.3. Capitalization. (a) The capitalization of BMC consists of 1,000,000 shares of preferred stock, par value $.01 per share, of which at December 31, 1997 no shares were issued or outstanding; and 300,000,000 shares of BMC Common Stock, par value $.01 per share, of which at December 31, 1997, 105,040,000 shares were issued and outstanding, an additional 28,507,026 shares were reserved for issuance in connection with various BMC benefit plans and an additional 3,023,050 shares were reserved for issuance upon exercise of outstanding warrants; at the same date, 3,350,417 shares of BMC Common Stock were held in BMC's treasury. Other than as set forth above, BMC has no outstanding options, warrants or obligations of any kind to issue shares of its capital stock.

         (b) The capitalization of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which as of the date hereof, 100 were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned free and clear of any liens, claims or encumbrances by BMC.

         3.4. Reports and Financial Statements. BMC has previously furnished to BGS true and complete copies of (a) all annual reports filed with the Commission pursuant to the Exchange Act, since January 1, 1995, (b) BMC's quarterly and other reports filed with the Commission since January 1, 1995, (c) all definitive proxy solicitation materials filed with the Commission since January 1, 1995, and (d) any registration statements declared effective by the Commission since January 1, 1995. The consolidated financial statements of BMC and its subsidiaries included in BMC's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by BMC under the Exchange Act subsequent thereto (the "BMC Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will present, the consolidated financial position for BMC and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material); and the BMC Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1995, BMC has filed with the Commission all reports required to be filed by BMC under the Exchange Act and the rules and regulations of the Commission.

         3.5. Liabilities. BMC does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would have a Material Adverse Effect on BMC, other than those (i) disclosed in the BMC Reports or (ii) set forth in
Section 3.5 of the BMC Disclosure Schedule hereto.

         3.6. No Undisclosed Defaults. Except as may be specified in the BMC Reports or in Section 3.6 of the BMC Disclosure Schedule, BMC is not in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement.

         3.7. Absence of Certain Changes and Events in BMC. Except as set forth in the BMC Reports or in Section 3.7 of the BMC Disclosure Schedule hereto, other than as a result of the transactions contemplated by this Agreement, since September 30, 1997, there has not been:

                3.7.1. Financial Change. Any adverse change in the financial condition, operations, assets or business of BMC which could reasonably be expected to have a Material Adverse Effect on BMC;

                3.7.2. Property Damage. Any material damage, destruction, or loss to the business or properties of BMC (whether or not covered by insurance);

                3.7.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of BMC's capital stock, or any direct or indirect redemption, purchase or any other acquisition of such stock;

                3.7.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of BMC's authorized or outstanding capital stock as described in Paragraph 3.3;

                3.7.5. Labor Disputes. Any labor dispute (other than routine grievances); or

                3.7.6. Other Material Changes. Any other event or condition known to BMC particularly pertaining to and adversely affecting the operations, assets or business of BMC which could reasonably be expected to have a Material Adverse Effect on BMC.

         3.8. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by BMC and its counsel, directly with BGS or its counsel, without the intervention of any other person as the result of an act of BMC and, so far as known to BMC, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments, other than financial advisory fees to be paid by
(i) BMC to GS and (ii) BGS to Broadview in connection with the merger contemplated by this Agreement.

         3.9. Compliance With ERISA. BMC will make available to BGS a copy of all bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, severance pay, supplemental income, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements covering active, former or retired employees of BMC (collectively, the "BMC Plans"), any related summary plan description, trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, the most recent reports with respect to such plans, trust agreements and annuity or insurance contracts filed with any governmental agency, all Internal Revenue Service determination letters that have been received with respect to such plans and:
(i) each BMC Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each BMC Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the BMC Plans comply, in all material respects, with the requirements of ERISA and the Code, and any BMC Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (v) no BMC Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or anticipated material claims against or otherwise involving any of the BMC Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of BMC Plan activities) has been brought against or with respect to any BMC Plan; (vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the BMC Plans have been made or provided for; (viii) BMC has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a) of ERISA, currently or formerly maintained by BMC; (ix) BMC has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (x) BMC has substantially performed all obligations, whether arising by law or by contract, required to be performed by it in connection with the BMC Plans; (xi) no act, omission or transaction has occurred which would result in imposition on BMC of (a) a civil penalty assessed pursuant to subsections (c), (i) or (l) of
Section 502 of ERISA, (b) breach of fiduciary duty liability damages under
Section 409 of ERISA or (c) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (xii) in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the BMC Plans or otherwise by BMC which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code; and (xiii) BMC does not have any obligations for retiree health and life benefits under any BMC Plan, except as set forth on Section 3.9 of the BMC Disclosure Schedule, and there are no restrictions on the rights of BMC to amend or terminate any such BMC Plan without incurring any liability thereunder.

         3.10. Investigations; Litigation. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to BMC in connection with any of the transactions contemplated by this Agreement is pending or, to the best of BMC's knowledge, threatened, nor has any governmental entity indicated to BMC an intention to conduct the same and (ii) there is no action, suit or proceeding pending or, to the best of BMC's knowledge, threatened against or affecting BMC or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on BMC.

         3.11. Information for Proxy Statement. All information and data (including financial statements) concerning BMC which is or will be included in the Proxy Statement to be issued in connection with the transactions contemplated by this Agreement will be furnished by BMC for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         3.12. Actions Preventing Treatment as a Reorganization. Neither BMC nor, to the knowledge of BMC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         3.13. Pooling. Neither BMC, nor to the knowledge of BMC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a Pooling Transaction.

                                   ARTICLE IV

                       OBLIGATIONS PENDING EFFECTIVE TIME

         4.1. Agreements of BGS. BGS agrees that from the date hereof to the Effective Time, it will:

                4.1.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it, and in connection therewith it shall not substantially deviate from its licensing and pricing practices;

                4.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                4.1.3. Maintenance of Books and Records. Maintain its books of accounts and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                4.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                4.1.5. Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary (i) to insure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement; and

                4.1.6. Inspection. Permit BMC and its officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement; and

                4.1.7. Maintenance of Intellectual Property. Not take any action that would, or fail to take any action the failure of which would, cause directly or indirectly any of its Intellectual Property to enter the public domain or that could otherwise adversely affect its Intellectual Property.

         4.2. Agreements of BMC and BGS. BMC and BGS agree to take the following actions after the date hereof:

                4.2.1. Hart-Scott-Rodino. Each party shall file such materials as are required under the HSR Act with respect to the transactions contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

                4.2.2. Proxy Statement. BMC and BGS shall cooperate in the preparation and prompt filing of the Proxy Statement with the Commission with respect to the meeting of BGS's stockholders called for the purpose of, among other things, securing stockholder approval of the Merger and the consummation of the transactions herein contemplated. Each of BMC and BGS shall use all reasonable efforts to have the Proxy Statement cleared by the Commission.

                4.2.3. Notice of Material Development. Each of BMC and BGS will promptly notify the other party in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) any Material Adverse Effect on such party and (iii) breach by such party of any covenant or agreement contained in this Agreement.

                4.2.4. Pooling. Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

         4.3. Additional Agreements of BGS. BGS agrees that from the date hereof to the Effective Time, it will:

                4.3.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any increase in compensation outside the ordinary course of business consistent with past practice, severance payments or benefits covering a period beyond the termination date (other than those which BMC has previously approved) except as contemplated by this Agreement or as may be required by law;

                4.3.2. Prohibition of Certain Loans. Not incur any borrowings except (i) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future,
         (ii) trade payables incurred in the ordinary course of business, (iii) other borrowings incurred in the ordinary course of business to finance normal operations or (iv) as is otherwise agreed to in writing by BMC;

                4.3.3. Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed

         $1,000,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by BMC;

                4.3.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by BMC;

                4.3.5. Maintenance of Insurance. Maintain insurance (or self insurance reserves) upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance (or self insurance reserves) may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Time any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of BMC and BGS under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductibles, if of material significance to the assets or operations of
         BGS) but it shall promptly notify BMC in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by BMC, and upon the Effective Time all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of BGS;

                4.3.6. BGS Acquisition Proposals. Not directly or indirectly:

                       4.3.6.1. No Solicitation. Authorize or permit any of its
                respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, BGS or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving BGS (other than the transactions contemplated by this Agreement) or any other material corporate transactions the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger (collectively, "BGS Transaction Proposals") or agree to or endorse any BGS Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses (i) and (ii) shall not prohibit BGS from (A) furnishing information pursuant to an appropriate confidentiality letter concerning BGS and its businesses, properties or assets to a third party who has made a Superior BGS Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with a third party who has made a Superior BGS Transaction Proposal or (C) following receipt of a Superior BGS Transaction Proposal, taking and disclosing to its stockholders a position with respect thereto or changing the recommendation by BGS's board of directors, but in each case referred to in the foregoing clauses
                (A) through (C) only after the board of directors of BGS concludes in good faith following advice of its outside counsel, represented by a written opinion, that such action is reasonably necessary in order for the board of directors of BGS to comply with its fiduciary obligations to BGS's stockholders under applicable law. If the board of directors of BGS receives a BGS Transaction Proposal, then BGS shall immediately inform BMC of the terms and conditions of such proposal and the identity of the person making it and shall keep BMC fully informed of the status and details of any such BGS Transaction Proposal and of all steps it is taking in response to such BGS Transaction Proposal; provided that nothing contained in this Paragraph
                4.3.6.1 shall prohibit BGS or its board of directors from making such disclosure to BGS's stockholders or taking any action which, in the good faith judgment of BGS's board of directors based on a written opinion of its outside counsel, may be required under applicable law, including Rules 14d-9 and 14e-2 promulgated under the Exchange Act. For purposes of this Agreement, the term "Superior BGS Transaction Proposal" shall mean a bona fide BGS Transaction Proposal that the board of directors of BGS determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to BGS and BGS's stockholders than the Merger, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

                       4.3.6.2 Acceptance of Superior BGS Transaction Proposals.
                If (i) this Agreement is terminated by BGS pursuant to Paragraph
                6.1.5 hereof, or (ii) BGS enters into an agreement which provides for Another BGS Transaction (as defined below) or Another BGS Transaction is consummated (in each case with any third party which after the date of this Agreement and before termination of this Agreement has communicated to it a BGS Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event unless this Agreement has been terminated by BGS pursuant to Section 6.1.4, Section 6.1.6, Section 6.1.8 or Section 6.1.9, BGS shall pay to BMC simultaneously with termination by BGS in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another BGS Transaction in the case of clause (ii) above (by wire transfer of immediately available funds to an account designated by BMC for such purpose), a fee (the "Break-Up Fee") in an amount equal to $9,000,000. BGS agrees that the Break-Up Fee is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that BMC would actually sustain in respect of one of the events described in this Paragraph 4.3.6.2. For purposes of this Paragraph 4.3.6.2, the term "Another BGS Transaction" shall mean any transaction pursuant to which (1) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange
                Act)

                (each, a "Third Party") acquires 50% or more of the outstanding BGS Common Stock, (ii) a Third Party acquires 25% or more of the total assets of BGS taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with BGS other than in a transaction in which holders of BGS Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) BGS distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of BGS on a consolidated basis (it being understood that stock of subsidiaries constitute assets of BGS for purposes of this Paragraph 4.3.6.2).

                4.3.7. No Amendment to Articles of Organization, etc. Without the consent of BMC, not amend its articles of organization or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                4.3.8. No Issuance, Sale, or Purchase of Securities. Without the consent of BMC, not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this Section shall restrict or prohibit the issuance by BGS of shares of BGS Common Stock upon exercise of options previously granted under existing benefit plans;

                4.3.9. Prohibition on Dividends. Without the consent of BMC, not declare or pay any dividend on shares of its capital stock (other than ordinary quarterly cash dividends in accordance with past practice not to exceed $.30 per quarter) or make any other distribution of assets to the holders thereof;

                4.3.10. Supplemental Financial Statements. Deliver to BMC, within 90 days after the end of the fiscal year ended January 31, 1998 the audited consolidated financial statements of BGS included in its report on Form 10-K. Deliver to BMC, within 45 days after the end of each fiscal quarter of BGS beginning April 30, 1998 and through the Effective Time, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of BGS, and as of the corresponding fiscal quarter of the previous fiscal year. BGS hereby represents and warrants that such unaudited consolidated financial statements shall
         (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of BGS as at the dates indicated and the results of operations for the respective periods indicated (except for normal year-end adjustments which are not material), (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which BGS considers necessary for a fair presentation of its results for each respective fiscal period;

                4.3.11. Notice of Material Developments. Promptly furnish to BMC copies of all communications from BGS to its stockholders and all BGS Reports. BGS shall give prompt notice to BMC of (i) the occurrence or non-occurrence of any event the occurrence or non- occurrence of which would cause any BGS representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of BGS to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
         4.3.11 shall not limit or otherwise affect the remedies available hereunder to BMC.

                4.3.12. Stockholders' Meeting. Call and hold a meeting of stockholders within 45 days after the Commission has indicated that it has no further comments on the Proxy Statement for the purpose of considering and acting upon a proposal to approve this Agreement and the Merger.

                4.3.13. Employment Agreements. BGS shall use its best efforts to obtain on or prior to the Effective Time, employment agreements with such employees of BGS as reasonably requested by BMC.

                4.3.14. Union Contracts and BGS Plans. Except as required by law, without the written consent of BMC, not directly or indirectly (i) enter into or modify any collective bargaining agreement with any labor union or other representative of employees, (ii) increase the compensation or benefits of any employee of BGS or any of its subsidiaries, (iii) amend or terminate any BGS Plan, or (iv) enter into or adopt any new employee benefit plan, policy or arrangement.

         4.4. Additional Agreements of BMC. BMC agrees that from the date hereof to the Effective Time, it will:

                4.4.1. No Amendment to Certificate of Incorporation, etc. Except as otherwise provided herein, not amend its certificate of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its Common Stock;

                4.4.2. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options (other than (i) options previously authorized by the compensation committee of BMC's board of directors or (ii) options granted to new personnel upon commencement of employment) or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this Section 4.4.2 shall restrict or prohibit the issuance by BMC of shares of BMC Common Stock upon exercise of options previously granted under existing employee benefit plans, the issuance of shares of BMC Common Stock upon exercise of outstanding warrants, or the issuance of up to 2,000,000 shares of BMC Common Stock in the acquisition of other businesses in "non-dilutive" (for financial reporting purposes) transactions if such acquired businesses would not individually or collectively constitute a "significant subsidiary" of BMC;

                4.4.3. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                4.4.4. Issuance of BMC Common Stock. Take all action it deems reasonably necessary to register the "issuance" of BMC Common Stock to the stockholders of BGS in connection with the merger contemplated by this Agreement under the Securities Act of 1933, as amended (the "Securities Act"). BMC also shall take any action reasonably required to be taken under state blue sky or securities laws in connection with the issuance of the BMC Common Stock pursuant to the Merger;

                4.4.5. Listing of BMC Stock. Take such steps as are required to accomplish, as of the Effective Time, the Notification of Additional Listing of the shares of BMC Common Stock to be issued pursuant to this Agreement on the Nasdaq National Market; and

                4.4.6. Notice of Material Developments. Promptly furnish to BGS copies of all communications from BMC to its stockholders and all BMC Reports. BMC shall give prompt notice to BGS of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any BMC representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of BMC to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.4.6 shall not limit or otherwise affect the remedies available hereunder to BGS.

                4.4.7 Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary (i) to insure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement.


                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1. Conditions Precedent to Obligations of BGS. The obligations of BGS to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by BGS in the manner contemplated by Section 6.4 before the Effective Time:

                5.1.1. Representations and Warranties of BMC True at Effective Time. The representations and warranties of BMC herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); BMC shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by BMC before the Effective Time; and BMC shall have delivered to BGS a certificate, dated the Effective Time and signed by its chairman of the board and by its chief financial or accounting officer to both such effects.

                5.1.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to BMC's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Merger or which could reasonably be expected to have a Material Adverse Effect on BMC.

                5.1.3. Opinion of BMC Counsel. BGS shall have received a favorable opinion, dated as of the Effective Time from Vinson & Elkins L.L.P., counsel for BMC, to the effect that (i) BMC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate proceedings required to be taken by or on the part of BMC to authorize the execution of this Agreement and the implementation of the Merger have been taken; (iii) the shares of BMC Common Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of BMC; (iv) this Agreement has been duly executed and delivered by BMC;
         (v) the Registration Statement on Form S-4 (which contains the Proxy Statement relating to the merger contemplated hereby) has become effective and no stop order has been issued by the Commission; (vi) this Agreement has been duly executed and delivered by BMC and the Stockholder Agreements have been duly executed by BMC; (vii) this Agreement constitutes the legal, valid and binding obligation of BMC and the Stockholder Agreements constitute the legal, valid and binding obligations of BMC, each enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy; and (viii) except as specified by such counsel (such exceptions to be acceptable to BGS) such counsel does not know of any material litigation, proceedings, or governmental investigation pending or threatened against or relating to BMC, any of its subsidiaries, or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement. Such opinion also shall cover such other matters incident to the transactions herein contemplated as BGS and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of BMC as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to BGS, as to matters other than federal or Texas law.

                5.1.4. Stockholder Approval. At the meeting of stockholders of BGS to be held before the Effective Time, the holders of two-thirds of the outstanding shares of BGS Common Stock shall have approved the Merger and this Agreement.

                5.1.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of BMC, its affiliates or any component of BGS or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

                5.1.6. Registration; Listing of BMC Common Stock. On the Effective Time (i) the Proxy Statement shall have become effective under the Securities Act, and (ii) the shares of BMC Common Stock issuable at the Effective Time of the Merger shall have become eligible for trading on the Nasdaq National Market.

                5.1.7. Stock Options. BMC shall have made effective provision for the assumption or substitution at the Effective Time of all stock options outstanding under plans maintained by BGS.

                5.1.8. Ancillary Matters. BGS shall have received a favorable opinion from Broadview for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the BGS stockholders of the Merger Consideration, which opinion shall not have been withdrawn at the Effective Time.

                5.1.9. Tax Opinion. Palmer & Dodge LLP shall have delivered to BGS its written opinion as of the date that the Proxy Statement is first mailed to BGS stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Code, (y) BMC, Merger Sub and BGS will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of BGS Common Stock upon receipt of shares of BMC Common Stock in the merger, except with respect to any cash received in lieu of a fractional share interest in BMC Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.

         5.2. Conditions Precedent to Obligations of BMC. The obligations of BMC to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by BMC in the manner contemplated by Section 6.4 before the Effective Time.

                5.2.1. Representations and Warranties of BGS True at Effective Time. The representations and warranties of BGS herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); BGS shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by BGS before the Effective Time; and BGS shall have delivered to BMC a certificate, dated the Effective Time and signed by its chairman of the board and by its chief financial or accounting officer to both such effects.

                5.2.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to BGS's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Merger or which could reasonably be expected to have a Material Adverse Effect on BGS.

                5.2.3. Opinion of BGS's Counsel. BMC shall have received a favorable opinion, dated the Effective Time, from Palmer & Dodge LLP, counsel to BGS to the effect that (i) BGS has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of The Commonwealth of Massachusetts; (ii) all outstanding shares of the BGS Common Stock have been validly issued and are fully paid and nonassessable; (iii) all corporate or other proceedings required to be taken by or on the part of BGS to authorize the execution of this Agreement and the implementation of the Merger have been taken; (iv) this Agreement has been duly executed and delivered by BGS and the Stockholder Agreements have been duly executed and delivered by the stockholders party thereto; (v) this Agreement constitutes the legal, valid and binding obligation of BGS and the Stockholder Agreements constitute the legal, valid and binding obligations of the stockholders party thereto, each enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy; and (vi) except as specified by such counsel (such exceptions to be acceptable to BMC) such counsel does not know of any material litigation, proceedings or governmental investigation, pending or threatened against or relating to BGS or its properties or businesses in which it is sought to restrain, prohibit or otherwise affect consummation of the transactions contemplated by this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as BMC and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of BGS as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to BMC, as to matters other than federal or Massachusetts law.

                5.2.4. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets of business of BMC, its affiliates or any component of BGS or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

                5.2.5. Consent of Certain Parties in Privity with BGS. The holders of any material indebtedness of BGS, the lessors of any material property leased by BGS, and the other parties to any other material agreements to which BGS is a party, whose consent to the Merger is required as set forth in the BGS Disclosure Schedule, shall, when and to the extent necessary in the reasonable opinion of BMC, have consented to the Merger.

                5.2.6. Dissenters. Holders of not more than 5 percent of the outstanding shares of BGS Common Stock on the date of this Agreement shall have received or be entitled to receive consideration pursuant to the provisions of Sections 86 through 98 of the MBCL.

                5.2.7. Tax Opinion. Vinson & Elkins L.L.P. shall have delivered to BMC its written opinion as of the date that the Proxy Statement is first mailed to BGS stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Code, (y) BMC, Merger Sub and BGS will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) BMC, Merger Sub and BGS will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect.


                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of BGS) before the Effective Time:

                6.1.1. By Mutual Consent. By mutual consent of BMC and BGS.

                6.1.2. By BMC Because of Conditions Precedent. By BMC, if there has been a breach by BGS of its representations, warranties, covenants, or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.2.1 would not be satisfied, and BGS fails to cure such breach within 15 business days after written notice thereof from BMC (except that no cure period shall be provided for any breach by BGS which by its nature cannot be cured).

                6.1.3. By BMC Because of Material Adverse Change. By BMC, if there has been since October 31, 1997, a Material Adverse Change with respect to BGS which condition or event shall not have been ameliorated such that it no longer constitutes a

         Material Adverse Change within ten (10) business days following receipt by BGS of notice from BMC (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

                6.1.4. By BGS Because of Conditions Precedent. By BGS, if there has been a breach by BMC of any of its representations, warranties, covenants or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.1.1 would not be satisfied, and BMC fails to cure such breach within 15 business days after written notice thereof from BGS (except that no cure period shall be provided for any breach by BMC which by its nature cannot be cured).

                6.1.5. By BGS or BMC Due to a Superior BGS Transaction Proposal. By BGS or BMC if, before the Effective Time, BGS's board of directors shall have withdrawn or modified in a manner adverse to BMC its approval of this Agreement or the Merger under the terms, conditions and procedures set forth in Paragraph 4.3.6.1.

                6.1.6. By BGS Because of Material Adverse Change. By BGS, if there has been since September 30, 1997, a Material Adverse Change with respect to BMC which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within ten
         (10) business days following receipt by BMC of notice from BGS (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

                6.1.7. By BMC or BGS Because of Legal Proceedings. By BMC or BGS if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 6.1.7 shall have used its reasonable best efforts to remove such injunction, order or decree.

                6.1.8. By BMC or BGS if Merger not Effective by September 30, 1998. By either BMC or BGS, if all conditions to consummation of the Merger shall not have been satisfied or waived on or before September 30, 1998, other than as a result of a breach of this Agreement by the terminating party.

                6.1.9. By BMC or BGS if Merger Cannot be Accounted for as a Pooling. By BMC or BGS if the Merger cannot for financial reporting purposes be accounted for as a "pooling of interests"; provided, however, this provision shall not be available to a party which has taken any action or failed to take any action, that either alone or in combination with actions previously taken disqualifies the Merger from such accounting treatment.

         6.2. Termination by Board of Directors. An election of BMC to terminate this Agreement and abandon the Merger as provided in Section 6.1 shall be exercised on behalf of

BMC by its board of directors. An election of BGS to terminate this Agreement and abandon the Merger as provided in Section 6.1 shall be exercised on behalf of BGS by its board of directors.

         6.3 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except (i) the provisions of
Section 4.3.6.2 shall survive such termination and abandonment and (ii) neither party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

         6.4. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors.

         6.5. Expense on Termination. If the Merger is abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them; provided, however, that in the event this Agreement is terminated by BMC pursuant to Section 6.1.2 or by BMC or BGS pursuant to Section 6.1.5, BGS shall assume and pay, or reimburse BMC for, all reasonable fees and expenses incurred by BMC or Merger Sub (including the fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but in no event later than two business days after the submission of a request for payment of the same; and provided, further, that in the event this Agreement is terminated by BGS pursuant to Section 6.1.4, BMC shall assume and pay, or reimburse BGS for, all reasonable fees and expenses incurred by BGS (including the fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but in no event later than two business days after the submission of a request for payment of the same. Any amount payable by BGS under this Section 6.5 shall be credited against any amount payable by it under Section 4.3.6.2.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1. Exchange of Options. Promptly after the Effective Time, BMC will notify in writing each holder of a BGS Option of the exchange of the BGS Option for an option to purchase BMC Common Stock in accordance with Section 1.10 of the Plan of Merger. BMC shall cause all shares of BMC Common Stock issued upon exercise of the exchanged BGS Options to be registered under an effective Form S-8 Registration Statement (or other comparable form) filed with the Commission.

         7.2. Indemnification of Directors and Officers. (a) BMC shall indemnify and hold harmless each present and former director and officer of BGS, determined as of the Effective Time, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that BGS would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the Articles of Organization or Bylaws of BGS in effect on the date hereof, to indemnify such person (and BMC shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (b) For a period of six (6) years after the Effective Time, BMC shall maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by BGS's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to BMC) with coverage in amount and scope at least as favorable as BGS's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that in no event shall BMC be required to expend per year for such coverage more than an aggregate of 200% of the current annual premium expended by BGS to provide such coverage.

         (c) The provisions of this Section 7.2 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any indemnified party and his or her heirs and representatives may have under the bylaws of BGS or any of its subsidiaries, any contract or applicable law.

         7.3.   Affiliate Agreements.

                7.3.1. BGS Affiliates. To insure that the Merger will be treated as a "pooling of interests" and to insure compliance with Rule 145 of the rules and regulations promulgated by the Commission and the Securities Act, each of BGS's directors, executive officers and beneficial owners of 5% or more of BGS's Common Stock identified as "affiliates" has concurrently signed and delivered to BMC the BGS affiliate agreements in the form attached as Exhibit C.

                7.3.2. BMC Affiliates. To insure that the Merger will be treated as a "pooling of interests," each of BMC's directors, executive officers and beneficial owners of 5% or more of BMC's Common Stock identified as "affiliates" has concurrently signed and delivered to BMC the BMC affiliate agreements in the form attached as Exhibit D.

         7.4. Publication of Combined Results. BMC agrees to publicly release a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q, or 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of BMC and BGS for a period of at least 30 days of combined operations of BMC and BGS following the Effective Time within 45 days after the end of the first calendar quarter which includes at least 30 days of combined operations.

         7.5 Employee Benefit Plans of BGS. (a) BMC shall take all actions necessary or appropriate to permit the employees of BGS and its subsidiaries ("BGS Employees") to continue to participate from and after the Closing Date in the BGS Plans maintained by BGS and its subsidiaries immediately prior to the Closing Date. Notwithstanding the foregoing, BMC may permit or cause any such BGS Plan to be terminated or discontinued on or after the Closing Date, provided that BMC shall take all actions necessary or appropriate to permit the BGS Employees participating in such BGS Plan to immediately thereafter participate in the comparable BMC Plan maintained by BMC or any of its subsidiaries for their similarly situated employees. If the BGS Plan that is terminated or discontinued by BMC is a group health plan, then BMC shall permit each BGS Employee participating in such group health plan to be covered under a BMC Plan that (i) provides medical and dental benefits to each such BGS Employee effective immediately upon the cessation of coverage of such individuals under such group health plan, (ii) credits such BGS Employee, for the year during which such coverage under such BMC Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and
(iii) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage and to the extent such restrictions were not applicable under such group health plan. BMC and the BMC Plans shall recognize each BGS Employee's years of service and level of seniority with BGS and its subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the BMC Plans (other than benefit accruals under any defined benefit pension plan).

         (b) BMC agrees that during the six-month period beginning as of the Effective Time, it will provide severance pay benefits to BGS's employees who continue in employment with BMC or the Surviving Corporation after the Effective Time at least as favorable as the severance pay benefits which would have been provided to such employees under BGS's severance policy described in Section 2.7 of the BGS Disclosure Schedule in effect at the date of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Entirety. This Agreement, the attachments and Schedules thereto and the Plan of Merger embody the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3. Notices and Waivers. Any notice or waiver to be given to any party hereof shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                    IF TO BMC

Addressed to:                                        With a copy to:

BMC Software, Inc.                                   Vinson & Elkins L.L.P.
2101 Citywest Blvd.                                  1001 Fannin, Suite 2300
Houston, Texas  77042-2827                           Houston, Texas 77002-6760
Attention: M. Brinkley Morse                         Attention: John S. Watson
Facsimile: (713) 918-8000                            Facsimile: (713) 615-5236

                                    IF TO BGS

Addressed to:                                        With a copy to:

BGS Systems, Inc.                                    Palmer & Dodge LLP
One First Avenue                                     One Beacon Street
Waltham, Massachusetts 02254-9111                    Boston, Massachusetts 02108
Attention: Harold Schwenk                            Attention: Steven N. Farber
Facsimile: (781) 890-0000                            Facsimile: (617) 227-4420

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the fifth business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         8.4. Termination of Representations, Warranties, etc. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the Merger at the time of the consummation thereof on the Effective Time. This Section 8.4 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

         8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (except to the extent that the form and content of the Plan of Merger and the consequences of the filing thereof shall be governed by the MBCL).

         8.9. Public Announcements. The parties agree that before the Effective Time that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

         8.10. Definitions. The following terms are defined in the indicated place:

                                                  Section or
         Term                                     Paragraph
         ----                                     ----------
         Agreement                                Premises

         BGS Common Stock                         Premises

         BGS Employee                             5.1.8

         BGS Options                              1.10 of the Plan of Merger

         BGS Option Plans                         1.10 of the Plan of Merger

         BGS Plans                                2.7.1

         BGS Reports                              2.5

         BGS Transaction Proposals                4.3.6.1

         Another BGS Transaction                  4.3.6.2

         Applicable Environmental Laws            2.14.3

         Break-Up Fee                             4.3.6.2

         Claims                                   7.3.6

         Code                                     Premises

         Commission                               2.5

         DGCL                                     Premises

         Effective Time                           1.3

         Encumbrance                              2.4

         ERISA                                    2.20

         Exchange Act                             2.5

         Heirs                                    7.3.5

         HSR                                      2.21

         Intellectual Property                    2.11

         Investment Company Act                   2.21

         BMC Common Stock                         Premises

         BMC Plans                                3.9

         BMC Reports                              3.5

         BMC Shares                               1.9.2 of the Plan of Merger

         Material Adverse Effect                  1.4

         Merger Consideration                     1.9.2 of the Plan of Merger

         Merging Corporations                     Premises

         OSHA                                     2.15

         Proxy Statement                          2.20

         Registration Statement                   7.3.1

         Securities Act                           4.4.10

         Stock                                    7.3.1

         Stockholders                             7.3.1

         Superior BGS Transaction Proposal        4.3.6.1



                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.


                                               BMC SOFTWARE, INC.


                                               By: /s/ Max P. Watson, Jr.
                                                   --------------------------
                                               Name: Max P. Watson, Jr.
                                               Title: President



                                               RANGER ACQUISITION CORP.


                                               By: /s/ Max P. Watson, Jr.
                                                   --------------------------
                                               Name: Max P. Watson, Jr.
                                               Title: President



                                               BGS SYSTEMS, INC.


                                               By: /s/ Harold S. Schwenk, Jr.
                                                   --------------------------
                                               Name: Harold S. Schwenk, Jr.
                                               Title: President

                                                                       Exhibit A


                          PLAN AND AGREEMENT OF MERGER


                           Merging Merger Sub into BGS


         THIS AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1998 (this "Plan of Merger"), is by and between Ranger Acquisition Corp., a Massachusetts corporation ("Merger Sub") and a wholly owned subsidiary of BMC Software, Inc., a Delaware corporation ("BMC") and BGS Systems, Inc., a Massachusetts corporation "BGS"). Merger Sub and BGS are hereinafter sometimes referred to as the "Merging Corporations."

                              PRELIMINARY STATEMENT

         This Plan of Merger is being entered into pursuant to an Agreement and Plan of Reorganization dated as of January 31, 1998 (the "Agreement") among BMC, Merger Sub and BGS.

         The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which 100 shares are outstanding, all of which are owned by BMC. The authorized capital stock of BGS consists of 10,000,000 shares of common stock, par value $.10 per share ("BGS Common Stock"), of which 6,429,698 shares are outstanding and an additional 1,156,000 shares are reserved for issuance in conjunction with various employee benefit plans, and 103,501 shares are held in BGS's treasury.

         The Boards of Directors of each of the Merging Corporations, respectively, have approved the Agreement and the Plan of Merger.

         Accordingly, in consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1. Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Merger Sub and BGS shall be, upon the Effective Time of the merger (as defined in Section 1.3 hereof), merged into a single surviving corporation, which shall be BGS (the "Surviving Corporation"), one of the Merging Corporations, which shall continue its corporate existence and remain a Massachusetts corporation governed by and subject to the laws of that state.

         1.2. Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective articles of organization and the applicable laws of The Commonwealth of Massachusetts.

         1.3. Effective Time. The merger shall become effective upon the filing by BGS of Articles of Merger with the State Secretary of The Commonwealth of Massachusetts in accordance with Section 78 of the Massachusetts Business Corporation Law. The date upon which the merger shall become effective is referred to in this Agreement as the "Effective Time."

         1.4. Name and Continued Corporate Existence of Surviving Corporation. On the Effective Time, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of BGS, the Surviving Corporation of the merger, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Merger Sub shall be wholly merged into BGS, the Surviving Corporation, and BGS shall be fully vested therewith. Accordingly, on the Effective Time, the separate existence of Merger Sub, except insofar as continued by statute, shall cease.

         1.5. Governing Law and Articles of Organization of Surviving Corporation. The laws of The Commonwealth of Massachusetts shall continue to govern the Surviving Corporation. On the Effective Time, the Articles of Organization of Merger Sub shall be the articles of organization of the Surviving Corporation until further amended in the manner provided by law, provided that at the Effective Time the articles of organization of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "BGS Systems, Inc."

         1.6. Bylaws of Surviving Corporation. Effective as of the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the articles of organization and the bylaws.

         1.7.   Directors of Surviving Corporation

                1.7.1. Directors of Surviving Corporation. The names and addresses of the persons who, upon the Effective Time, shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Time, are as follows:


         NAME                                     ADDRESS

         Max P. Watson Jr.                        2101 Citywest Blvd.
                                                  Houston, TX 77042

         William M. Austin                        2101 Citywest Blvd.
                                                  Houston, TX 77042

         M. Brinkley Morse                        2101 Citywest Blvd.
                                                  Houston, TX 77042


                1.7.2. Vacancies. On or after the Effective Time, if a vacancy shall exist for any reason in the board of directors of the Surviving Corporation, such vacancy shall be filled in the manner provided in the articles of organization and/or bylaws of the Surviving Corporation.

         1.8. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the articles of organization.

         1.9.   Conversion of Securities upon Merger

                1.9.1. General. The manner and basis of converting the issued and outstanding shares of the capital stock of BGS into shares of the capital stock of BMC shall be as hereinafter set forth in this
         Section 1.9.

                1.9.2. Conversion of BGS Common Stock. On the Effective Time, each share of BGS Common Stock then issued and outstanding, without any action on the part of the holders thereof, shall automatically become and be converted into the right to receive certificates evidencing a fraction of a fully paid and nonassessable share of issued and outstanding BMC Common Stock (the "BMC Shares") equal to the Exchange Ratio (as defined and determined below) upon surrender, in accordance with Paragraph 1.9.3 hereof, of certificates theretofore evidencing shares of BGS Common Stock. The BMC Shares are hereinafter referred to collectively as the "Merger Consideration." The "Exchange Ratio" shall be equal to the quotient of $45.00 divided by the average of the closing sales prices of BMC Common Stock (or, if BMC Common Stock should not trade on any trading day, the average of the bid and the asked prices therefor on such day), rounded to the nearest thousandth (.0005 being rounded to .001), as reported by the Nasdaq National Market on each of the last ten consecutive trading days in the period ending on the third trading day prior to the meeting of BGS stockholders held for the purpose of approving the Merger.

                1.9.3. Exchange of BGS Common Stock Certificates. Commencing on the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of BGS Common Stock may surrender the same to an exchange agent designated by BMC, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole BMC Shares into which the shares of BGS Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. However, before surrender, each outstanding certificate representing issued and outstanding BGS Common Stock shall be deemed, for all purposes, only to evidence ownership of the number of whole BMC Shares into which such shares have been so converted. Unless and until such outstanding certificates formerly representing BGS Common Stock are so surrendered, no dividend payable to holders of record of BMC Common Stock as of any date after the Effective Time shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates, however, there shall be paid to the holders of the certificates of BMC Shares issued in partial exchange therefor the amount of dividends, if any, which theretofore (but after the Effective Time) became payable with respect to such full BMC Shares. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. The holder of fractional share interests, as such, shall not be entitled to any dividends or to any distribution in the event of liquidation or to any voting or other privileges of a stockholder of BMC.

                1.9.4. BMC Fractional Shares. No certificates for fractional share interests of BMC Common Stock will be issued, but, in lieu thereof, BMC will settle all such fractional share interests in cash on the basis of the closing price for BMC Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) on the last trading day before the Effective Time.

                1.9.5. BGS's Transfer Books Closed. Upon the Effective Time, the stock transfer books of BGS shall be deemed closed, and no transfer of any certificates theretofore representing the shares of BGS shall thereafter be made or consummated.

                1.9.6. Conversion of Merger Sub Common Stock. On the Effective Time, each share of Merger Sub Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into one share of BGS Common Stock.

         1.10. Treatment of Stock Options. On the Effective Time, each of the then outstanding options to purchase BGS Common Stock (collectively, the "BGS Options")(which includes all outstanding options granted under BGS's stock option plans (the "BGS Option Plans")) will and without any further action on the part of any holder thereof (herein, an "optionholder"), be exchanged for an option to purchase that number of shares of BMC Common Stock determined by multiplying the number of shares of BGS Common Stock subject to such BGS Option at the Effective Time by the Exchange Ratio, at an exercise price per share of BMC Common Stock equal to the exercise price per share of such BGS Option divided by the Exchange Ratio; PROVIDED, HOWEVER, that with respect to BGS's 1997 Employee Stock Purchase Plan, the exercise price per share of BMC Common Stock shall be determined pursuant to the provisions of paragraphs 7(b), 17 and 20 of such plan. If the foregoing calculation results in an exchanged BGS Option being exercisable for a fraction of a share of BMC Common Stock, then the number of shares of BMC Common Stock subject to such option will be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exerciseability, vesting schedule, and all other terms and conditions of the BGS Options will otherwise be unchanged by the provisions of this Section 1.10 and shall operate in accordance with their terms. All shares of BMC Common Stock issued upon exercise of the exchanged BGS Options shall be registered under an effective

Form S-8 Registration Statement (or other comparable form) filed with the Securities and Exchange Commission (the "Commission").

         1.11.  Assets and Liabilities

                1.11.1. Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. On the Effective Time, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

                1.11.2. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Paragraph
         1.11.2 and otherwise carry out the intent and purposes of this Agreement.

                1.11.3. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

                1.11.4. Unclaimed Merger Consideration; No Escheat. Subject to any contrary provision of governing law, all consideration deposited with the exchange agent or held by BMC for the payment of the consideration into which the outstanding shares of BGS Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Time, shall be paid or delivered to BMC; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of BGS Common Stock shall thereafter look only to BMC for exchange or payment thereof upon surrender of such certificate or certificates to BMC.

                1.11.5. Dissenting Stockholders of BGS. BGS agrees that, if the merger contemplated hereby becomes effective, it will promptly pay to any dissenting stockholder of BGS the amount, if any, to which such holder is entitled under the provisions of Sections 86 through 98 of the MBCL provided such dissenter acts in strict compliance with such provisions.

         1.12. Taking of Necessary Action; Further Action. Merger Sub and BGS shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of BGS or Merger Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                                  MISCELLANEOUS

         2.1. Counterparts. This Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

         2.2. Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         2.3. Waiver and Amendment. Any provision of this Plan of Merger may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Plan of Merger may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Plan of Merger shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Plan of Merger shall not preclude it from seeking redress for breach of this Plan of Merger other than with respect to the condition so waived.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                                            RANGER ACQUISITION CORP.


                                            By: /s/ Max P. Watson, Jr.
                                                --------------------------
                                            Name: Max P. Watson, Jr.
                                            Title: President


                                            By: /s/ M. Brinkley Morse
                                                --------------------------
                                            Name: M. Brinkley Morse
                                            Title: Treasurer



                                            BGS SYSTEMS, INC.


                                            By: /s/ Harold S. Schwenk, Jr.
                                                --------------------------
                                            Name: Harold S. Schwenk, Jr.
                                            Title: President


                                            By: /s/ Jeffrey Buzen
                                                --------------------------
                                            Name: Jeffrey Buzen
                                            Title: Treasurer

                                                                      Exhibit B

                          FORM OF STOCKHOLDER AGREEMENT


         This Stockholder Agreement dated as of January 31, 1998 is between BMC Software, Inc., a Delaware corporation ("BMC"), and ___________________________ (the "Stockholder").

         WHEREAS, BMC, Ranger Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of BMC ("Merger Sub"), and BGS Systems, Inc., a Massachusetts corporation ("BGS"), are entering into an Agreement and Plan of Reorganization dated as of the date hereof (as amended from time to time pursuant thereto, the "Reorganization Agreement");

         WHEREAS, the Stockholder is the record and/or beneficial owner of ________ shares of Common Stock, par value $0.10 per share, of BGS (the "BGS Common Stock") (such shares of BGS Common Stock, together with any shares of capital stock of BGS acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Stockholder Shares");

         WHEREAS, as a condition to the willingness of BMC to enter into the Reorganization Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of BMC as set forth in this Agreement; and

         WHEREAS, the Board of Directors of BGS has approved the Stockholder's entering into this Agreement, the form of this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows (terms defined in the Reorganization Agreement and used but not defined herein having the meanings assigned to such terms in the Reorganization Agreement):


                                   ARTICLE I.

                                   THE OPTION

         Section 1.01 Grant of the Option. The Stockholder hereby grants to BMC an irrevocable option (the "Option") to purchase, on the terms and subject to the conditions set forth herein, at a per share exercise price of $45.00 (the "Exercise Price"), all Stockholder Shares, together with (i) any additional shares of capital stock of BGS or any securities or other property that the Stockholder is or becomes entitled to receive from BGS by reason of being a record holder of such number of Stockholder Shares, (ii) any capital stock, securities or other property into which any such number of Stockholder Shares shall have been or shall be converted or changed, whether by amendment to the Articles of Organization of BGS, merger, consolidation, reorganization, capital change or otherwise, (iii) any additional BGS Common

Stock acquired by the Stockholder as the result of the Stockholder's exercising an option, warrant or other right to acquire shares of capital stock from BGS issued with respect to such number of Stockholder Shares (all of the foregoing hereinafter collectively referred to as the "Additional Stockholder Shares"), and (iv) any shares of capital stock, securities or property referred to in clauses (i), (ii), and (iii) above that are issued or issuable in respect of Additional Stockholder Shares (such Stockholder Shares, the Additional Stockholder Shares and any shares, securities or property referred to in clause
(iv) above being collectively referred to herein as the "Option Shares").

         Section 1.02   Exercise of the Option.

         (a) Subject to the conditions set forth in Section 1.03, the Option may be exercised in whole at any time, and in part from time to time, after the occurrence of a Triggering Event but prior to the Termination Date.

         (b) For purposes hereof, a "Triggering Event" means (A) the termination of the Reorganization Agreement pursuant to Section 6.1.2, because of the breach by BGS of Sections 4.2.1., 4.2.2., 4.2.4., 4.3.4., 4.3.6.1.,
4.3.6.2., 4.3.7., 4.3.8., 4.3.9 or 4.3.12., the effect of which in each case would reasonably jeopardize the Merger, or pursuant to Section 6.1.5 thereof, or
(B) the failure of the holders of two-thirds of the outstanding shares of BGS Common Stock to approve the Merger after the public announcement of, or the disclosure to the Board of Directors of BGS of, a BGS Transaction Proposal.

         For purposes hereof, the "Termination Date" means the first to occur of
(1) the Effective Time of the Merger, (2) forty-five (45) days after the occurrence of a Triggering Event and (3) the date the Reorganization Agreement is terminated without giving rise to a Triggering Event.

         (c) In the event BMC wishes to exercise the Option, BMC will send a written notice to the Stockholder specifying a place, date (not less than two business days nor more than 10 calendar days after the date such notice is given) and time for the closing of the purchase of such Option Shares (the "Closing").

         (d) The purchase price payable to the Stockholder with respect to any exercise of the Option will be the product of (i) the Exercise Price and (ii) the number of Option Shares to be purchased upon such exercise.

         (e) In the event of any change in the number of issued and outstanding shares of BGS Common Stock by reason of any stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other change in the corporate or capital structure of BGS, the number and kind of shares subject to the Option and the Exercise Price shall be adjusted appropriately. If, on or after the date hereof, BGS should declare or pay any cash or stock dividend (other than ordinary quarterly cash dividends as provided in the Reorganization Agreement) or other distribution or issue any rights with respect to the BGS Common Stock, payable or distributable to stockholders of record on a date prior to the transfer to the name of BMC or its nominee on BGS's stock transfer books of the Option Shares, and the Option is exercised, then (a) the exercise price per Option Share will be reduced by the amount of any such cash dividend or cash distribution, and (b) the whole of any such non-cash dividends, distribution or right which would have been payable with respect to each Option Share purchased by BMC if such shares were outstanding on the record date for such distribution will be promptly remitted and transferred by the Stockholder to BMC. Upon exercise of the Option, to the extent consistent with law, pending such remittance, BMC will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right with respect to each Option Share purchased.

         Section 1.03   Closing.

         (a) At the Closing, the Stockholder will deliver to BMC a certificate or certificates representing the Option Shares being purchased, duly endorsed for transfer or accompanied by appropriate stock powers duly executed in blank, and BMC will pay the purchase price in immediately available funds by wire transfer to an account designated by the Stockholder. Transfer taxes, if any, imposed as a result of the exercise of the Option and the transfer of any Option Shares will be paid by the Stockholder.

         (b) The obligations of BMC and the Stockholder to consummate the purchase and sale of the Option Shares pursuant to this Article I will be subject to the fulfillment of the following conditions:

              (i) The expiration or termination of the waiting period applicable to the consummation of such transactions under the HSR Act; and

              (ii) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of such transactions. Each of the parties will promptly make and will use all reasonable efforts to cause each of their respective affiliates to make, all such filings and take all such actions as may be reasonably required in order to permit the lawful exercise of the Option, as promptly as possible. The date of any Closing may be extended, if required, to the next business day following (1) the date that any applicable waiting period under the HSR Act shall have expired or been earlier terminated (but not beyond sixty
         (60) days after such date of Closing unless BGS shall not have complied with its obligations under the Reorganization Agreement with respect thereto), (2) the date that all other necessary governmental approvals for the sale of the Option Shares for which the Option shall have been exercised shall have been obtained, and (3) the satisfaction of any other condition to the Closing; provided that any delay pursuant to clauses (2) or (3) shall not exceed 10 business days.


                                   ARTICLE II.

                          COVENANTS OF THE STOCKHOLDER

         Section 2.01 Agreement to Vote. At any meeting of the stockholders of BGS held prior to the Termination Date, however called, and at every adjournment or postponement thereof prior to the Termination Date, or in connection with any written consent of the stockholders of BGS given prior to the Termination Date, the Stockholder shall vote or cause to be voted the Stockholder Shares in favor of the approval of the Merger and each of the other transactions contemplated by the Reorganization Agreement and in favor of the approval and adoption of the Reorganization Agreement, and any actions required in furtherance hereof and thereof. The Stockholder hereby grants BMC an irrevocable proxy coupled with an interest to vote the Stockholder Shares in favor of the Merger and each of the other transactions contemplated by the Reorganization Agreement and in favor of the approval and adoption of the Reorganization Agreement, and any actions required in furtherance hereof and thereof. The Stockholder shall not enter into any agreement or understanding with any person other than BMC prior to the Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares in any manner inconsistent with the preceding two sentences.

         Section 2.02   Proxies and Voting Agreements. Except as described in
Section 2.01, the Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.01. Prior to the Termination Date, the Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.01, deposit any of the Stockholder Shares or enter into a voting agreement with respect to any of the Stockholder Shares.

         Section 2.03   No Solicitation.

         (a) From and after the date hereof until the Termination Date, the Stockholder will not, and will not authorize or permit any of its officers, directors, employees, partners, agents, affiliates or other representatives (collectively, "Stockholder Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, a BGS Transaction Proposal.

         (b) The Stockholder shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Stockholder or any Stockholder Representatives with respect to any BGS Transaction Proposal existing on the date hereof.

         (c) Prior to the Termination Date, the Stockholder will promptly notify BMC of any requests for information made to the Stockholder or any Stockholder Representative or the receipt of any BGS Transaction Proposal made to the Stockholder or any Stockholder Representative, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such BGS Transaction Proposal, and the material terms and conditions of any BGS Transaction Proposal.

         (d) Prior to the Termination Date, the Stockholder shall not enter into any agreement with any person that provides for, or in any way facilitates, a BGS Transaction Proposal.

         (e) The provisions of this Section 2.03 do not prohibit any Stockholder Representative who is also a BGS director from taking actions permitted by Section 4.3.6.1 of the Reorganization Agreement.

         Section 2.04 Transfer of Option Shares by the Stockholder. Prior to the Termination Date, the Stockholder shall not (a) subject any of the Option Shares to, or suffer to exist on any of the Option Shares, any lien, pledge, security interest, charge or other encumbrance or restriction, other than pursuant to this Agreement, or (b) sell, transfer, assign, convey or otherwise dispose of any of the Option Shares (including any such action by operation of law), other than a disposition by operation of law pursuant to the Merger. Prior to the record date for the BGS stockholder meeting to vote on the Reorganization Agreement, the Stockholder will not sell, transfer, assign, convey or otherwise dispose of any of the Stockholder Shares (including any such action by operation of law).

         Section 2.05 Other Actions. Prior to the Termination Date, the Stockholder shall not take any action that would in any way restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Reorganization Agreement.

                                  ARTICLE III.

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                               OF THE STOCKHOLDER

         The Stockholder represents, warrants and covenants to BMC that:

         Section 3.01 Ownership. The Stockholder is as of the date hereof the beneficial and record owner of the Stockholder Shares, the Stockholder has the sole right to vote the Stockholder Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to the Stockholder Shares, none of the Stockholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Stockholder Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of the Stockholder Shares. Upon delivery of any Option Shares upon exercise of the Option, BMC will acquire good title to such shares, free and clear of all liens, pledges, security interests, charges or other encumbrances or restrictions.

         Section 3.02 Authority and Non-Contravention. The Stockholder is a [__________________________]. The Stockholder has the right, power and authority, and the Stockholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         Such actions by the Stockholder (a) require no action by or in respect of, or filing with, any governmental entity with respect to the Stockholder, other than any required filings under the Exchange Act or under the HSR Act, and
(b) do not and will not contravene or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on the Stockholder result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of the Stockholder Shares (other than as provided in this Agreement with respect to Stockholder Shares).

         Section 3.03 Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         Section 3.04 Total Shares. The Stockholder Shares are the only shares of capital stock of BGS owned beneficially or of record as of the date hereof by the Stockholder, and the Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of BGS and has no other interest in or voting rights with respect to any other securities of BGS.

         Section 3.05 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from BGS, BMC or Merger Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise provided in the Reorganization Agreement.

         Section 3.06 Reasonable Efforts. Prior to the Termination Date, the Stockholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with BMC in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Reorganization Agreement and this Agreement.

                                   ARTICLE IV.

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF BMC

         BMC represents, warrants and covenants to the Stockholder that:

         Section 4.01 Corporate Power and Authority. BMC has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by BMC to this Agreement and the consummation by BMC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BMC.

         Section 4.02 Binding Effect. This Agreement has been duly executed and delivered by BMC and is a valid and binding agreement of BMC, enforceable against BMC in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.01 Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         Section 5.02 Further Assurances. From time to time, at the request of the other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         Section 5.03 Specific Performance. The Stockholder agrees that BMC would be irreparably damaged if for any reason the Stockholder fails to perform any of the Stockholder's obligations under this Agreement, and that BMC would not have an adequate remedy at law for money damages in such event. Accordingly, BMC shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this agreement by the Stockholder without any requirement for the securing or posting of any bond. This provision is without prejudice to any other rights that BMC may have against the Stockholder for any failure to perform its obligations under this Agreement.

         Section 5.04 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

         (a)  if to BMC or Merger Sub, to:
              BMC
              2101 Citywest Blvd.
              Houston, Texas 77042-2627
              Attention: M. Brinkley Morse
              Facsimile: 713/918-8000

         with a copy to:

              Vinson & Elkins L.L.P.
              2300 First City Tower
              Houston, Texas 77002
              Attention: John S. Watson
              Facsimile: 713/615-5236

         (b)  if to Stockholder, to:





              with a copy to:

              Palmer & Dodge LLP
              One Beacon Street
              Boston, Massachusetts 02108
              Attention: Steven N. Farber
              Facsimile: 617/227-4420

         Section 5.05 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the work "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. The term "person" is to be interpreted broadly to include any corporation, partnership, trust, limited liability company, government or other entity and any group (as used with respect to Section 13(d) of the Exchange Act). Section F.. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         Section 5.06 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 5.07 Governing Law. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

         Section 5.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) except to the partners of the Stockholder as permitted herein without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 5.09 Amendments; Terminations. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         Section 5.10 Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

         IN WITNESS WHEREOF, BMC and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                         STOCKHOLDER:


                                         __________________________________


                                         By: ______________________________
                                         Name:
                                         Title:


                                         BMC:

                                         BMC SOFTWARE, INC.

                                         By: ______________________________
                                         Name:
                                         Title:

                                                                       Exhibit C

                            FORM OF AFFILIATE LETTER

January 31, 1998

BMC Software, Inc.
2101 Citywest Blvd.
Houston, TX 77042-2827

Gentlemen:

         The undersigned acknowledges that as of the date hereof the undersigned may be deemed to be an "affiliate" of BGS Systems, Inc., a Massachusetts corporation ("BGS"), as the term "affiliate" is used in and for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms and subject to the conditions of the Agreement and Plan of Reorganization dated as of January 31, 1998 (the "Agreement"), among BGS, BMC Software, Inc., a Delaware corporation ("BMC"), and Ranger Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of BMC ("Merger Sub"), BMC will own all of the outstanding capital stock of BGS (the "Merger"), all of the outstanding shares of capital stock of BGS will be exchanged for Common Stock, par value $.01 per share, of BMC ("BMC Common Stock"), and unexpired and unexercised options to purchase capital stock of BGS ("BGS Options") will become options to purchase BMC Common Stock ("BMC Options"). In, or as a result of, the Merger, the undersigned will
(i) receive BMC Common Stock in exchange for all of the shares of capital stock of BGS ("BGS Common Stock") owned by the undersigned immediately prior to the time of the effectiveness of the Merger (the "Effective Time") and/or (ii) BMC Options.

         The undersigned further acknowledges and agrees with BMC that (i) the undersigned has no current plan or intention to sell, exchange or otherwise dispose of the BMC Common Stock or BMC Options (or shares issuable upon exercise thereof) to be received by the undersigned pursuant to the Merger, (ii) no disposition will be made by the undersigned of any shares of BMC Common Stock or BMC Options (or shares issuable upon exercise thereof) received or to be received pursuant to the Merger until such time as results of operations of BMC covering 30 days of combined operations of BMC and BGS have been published and
(iii) no shares of BMC Common Stock or BMC Options (or shares issuable upon exercise thereof) received or to be received by the undersigned pursuant to the Merger will be sold or disposed of except pursuant to an effective registration statement under the Securities Act or in accordance an exemption from registration under the Securities Act.

         The undersigned acknowledges and agrees that appropriate restrictive legends will be placed on certificates representing BMC Common Stock received by the undersigned in the Merger or held by a transferee thereof and that "stop transfer" orders may be entered in the records of the transfer agent for BMC's Common Stock. Such orders will be removed and such legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to BMC from independent counsel reasonably satisfactory to BMC to the effect that such legends are no longer required to assure compliance with applicable provisions of the Securities Act.

         The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of BMC Common Stock, BMC Options, BGS Common Stock and BGS Options.


                                        Very truly yours,



                                        _______________________________________
                                        Name:



Agreed and accepted this 31st day of January, 1998

BMC SOFTWARE, INC.

By: ______________________________

Name: M. Brinkley Morse

Title: Vice President

                                                                       Exhibit D

                            FORM OF AFFILIATE LETTER

January 31, 1998

BMC Software, Inc.
2101 Citywest Blvd.
Houston, TX 77042-2827

Gentlemen:

         The undersigned acknowledges that as of the date hereof the undersigned may be deemed to be an "affiliate" of BMC Software, Inc., a Delaware corporation ("BMC"), as the term "affiliate" is used in and for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms and subject to the conditions of the Agreement and Plan of Reorganization dated as of January 31, 1998 (the "Agreement"), among BGS Systems, Inc., a Massachusetts corporation ("BGS"), BMC, and Ranger Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of BMC ("Merger Sub"), BMC will own all of the outstanding capital stock of BGS (the "Merger"), all of the outstanding shares of capital stock of BGS will be exchanged for Common Stock, par value $.01 per share, of BMC ("BMC Common Stock"), and unexpired and unexercised options to purchase capital stock of BGS ("BGS Options") will become options to purchase BMC Common Stock ("BMC Options").

         The undersigned further acknowledges and agrees with BMC that (i) the undersigned has no current plan or intention to sell, exchange or otherwise dispose of any shares of BMC Common Stock or BMC Options (or shares issuable upon exercise thereof) currently held by the undersigned (or hereinafter acquired), (ii) no disposition will be made by the undersigned of any shares of BMC Common Stock or BMC Options (or shares issuable upon exercise thereof) currently held by the undersigned (or hereinafter acquired) until such time as results of operations of BMC covering 30 days of combined operations of BMC and BGS have been published.

         The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of BMC Common Stock and BMC Options.


                                        Very truly yours,



                                        _______________________________________
                                        Name:


Agreed and accepted this ____ day of _____________, 1998

BMC SOFTWARE, INC.

By: _______________________________

Name: _____________________________

Title: ____________________________












                                     - 2 -